UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2020

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 11, 2020, Silicon Laboratories Inc., a Delaware corporation, Silicon Laboratories International Pte. Ltd., the Singapore subsidiary of Silicon Laboratories Inc., (collectively “Silicon Laboratories”), and Redpine Signals, Inc., a California corporation, (“Redpine Signals”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Silicon Laboratories would acquire the Wi-Fi® and Bluetooth® assets of Redpine Signals.

Under the terms of the Purchase Agreement, Silicon Laboratories will pay Redpine Signals cash consideration of $308 million, subject to customary working capital adjustments and certain other adjustments. Of such consideration, a portion will be withheld as security for breaches of representations and warranties and certain other expressly enumerated matters. This acquisition is subject to customary closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The press release announcing the Purchase Agreement is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated March 11, 2020, by and among Silicon Laboratories Inc., Silicon Laboratories International Pte. Ltd. and Redpine Signals, Inc.

99	Press release of Silicon Laboratories Inc. dated March 12, 2020 entitled “Silicon Labs to Expand Leading IoT Wireless Platform with Acquisition of Redpine Signals’ Connectivity Business”

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

March 12, 2020	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)